SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549





                            FORM 8-K
                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):
    February 6, 1996


                     ORBIT INTERNATIONAL CORP.
     (Exact name of registrant as specified in its charter)


       Delaware          0-3936           11-1826363
   (State or other    (Commission       (IRS Employer
   jurisdiction of    File Number)      Identification No.)
   incorporation)



      80 Cabot Court, Hauppauge, New York       11788
     (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code (516)
435-8300


                               Not Applicable
     (Former name or former address, if changed since last report)



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Item 5.   Acquisition or Disposition of Assets
     On February 6, 1996 (the "Closing Date"), Cabot Court,
Inc. ("Cabot Court"), a wholly-owned subsidiary of Orbit
International Corp. (the "Registrant"), completed the acquisition of certain of the assets (the "Assets"), subject to certain liabilities, of Astrosystems, Inc., a Delaware corporation, and Behlman Electronics, Inc., a New
York corporation (collectively, "Sellers"), primarily used or held by Sellers in the business of manufacturing and selling power supplies, AC power sources, frequency converters, UPS and associated analytical equipment and other electronic equipment.
     Pursuant to an asset purchase agreement, dated as of January 11, 1996, by and among Sellers, Registrant and
Cabot Court (the "Asset Purchase Agreement"), Cabot Court acquired the Assets effective the close of business on the Closing Date. The purchase price for the Assets was $3,706,700, subject to a post- closing adjustment based upon the valuation of the inventory and fixed assets being acquired as of 11:59 p.m. on the day prior to the Closing
Date.
     There are no material relationships between Cabot
Court, or any officer, director or affiliate of Cabot Court
(or any associate of any such officer, director or affiliate), and Sellers, or any officer, director or affiliate of Sellers (or any associate of any such officer, director or affiliate), except that certain executives of Sellers are expected to enter into employment contracts with Cabot Court.
     The assets acquired by Cabot Court include inventory, equipment and other physical property. Cabot Court intends to continue to use such property and equipment for the same purposes for which they were previously used by Sellers as described above.
     The transactions undertaken pursuant to the Asset
Purchase Agreement were partially financed pursuant to a bridge loan in the amount of $500,000 from BNY Financial
Corporation, which loan was secured by a second mortgage on the Registrant's corporate office building located at 80
Cabot Court, Hauppauge, New York. It is antcipated that such bridge loan will be replaced by a term loan and revolving credit facility with BNY Financial Corporation, the terms of which have not yet been negotiated. However, there is no assurance that such permanent financing will be successfully negotiated.
     Cabot Court changed its name to Behlman Electronics, Inc. on February 7, 1996.
Item 7.   Exhibits
     1.   Asset Purchase Agreement, dated as of January 11,
           1996, by and among Sellers, Registrant and Cabot
          Court.
     2.   Press Release.

                          SIGNATURES



     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed by the undersigned hereunto duly authorized.



                                ORBIT INTERNATIONAL CORP.

                                (Registrant)



                              By: /s/ Mitchell Binder
                                  Mitchell Binder
                                   Vice President - Finance



Date: February 21, 1996

                         EXHIBIT INDEX




 Page Number

1.   Asset Purchase Agreement, dated as of
     January 11, 1996 by and among Orbit International
     Corp., Cabot Court, Inc., Astrosystems, Inc. and
     Behlman Electronics, Inc.

     2.   Press Release

                           EXHIBIT 1

                          EXHIBIT 2

                          EXHIBIT 3